As filed with the Securities and Exchange Commission on May 16, 2001

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PHOTOworks, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   Washington
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   91-0964899
                      (I.R.S. Employer Identification No.)

              1260 16th Avenue West, Seattle, Washington 98119-3401
               (Address of Principal Executive Offices) (Zip Code)

       PHOTOWORKS, INC. 1999 STOCK INCENTIVE COMPENSATION PLAN, as amended

            PHOTOWORKS INC. INDIVIDUAL NONQUALIFIED OPTION AGREEMENTS

                            (Full Title of the Plan)

                                   Howard Lee
                      President and Chief Executive Officer
                                PhotoWorks, Inc.
                              1260 16th Avenue West
                         Seattle, Washington 98119-3401
                     (Name and Address of Agent for Service)

                                 (206) 281-1390
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================= ====================== =======================
                                                     Proposed Maximum           Proposed
        Title of                                      Offering Price             Maximum               Amount of
       Securities              Amount To Be             Per Share               Aggregate             Registration
    To Be Registered            Registered                                   Offering Price             Fee (2)
------------------------- ----------------------- ----------------------- ---------------------- -----------------------
     common stock,              1,290,000
  par value $0.01 (1)             shares                  $0.925               $1,193,250               $298.31
========================= ======================= ======================= ====================== =======================

(1) Also includes associated "preferred share purchase rights" to purchase shares of common stock which are not currently separable from the shares of common stock and are not currently exercisable.


(2) The registration fee was calculated in accordance with Rule 457(h)(i) under the Securities Act of 1933, as amended (the "Act") based on the price of the outstanding shares of common stock as of May 14, 2001, as determined in accordance with Rule 457(c) under the Act.


                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

                                    STATEMENT

     The shares being registered herein are additional shares of common stock authorized to be issued under Registrant's 1999 Stock Incentive Compensation Plan, as amended as of July 25, 2000 and December 20, 2000.

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by PhotoWorks, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the year ended September 30, 2000;

     (b) Quarterly Reports on Form 10-Q for the quarters ended December 30, 2000 and March 31, 2001; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 27, 1987, as amended by the Registrant's Form 8-A/A filed with the Commission on May 31, 1996 and the description of the preferred share purchase rights contained in Item 1 of the Registrant's
          Registration Statement on Form 8-A filed with the Commission on December 17, 1999, and any amendments or reports filed for the purpose of updating these descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     None

Item 6.  Indemnification of Directors and Officers.

     Section 23B.08.320 of the Washington Business Corporations Act (the "WBCA") permits a corporation to limit its directors' liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of
Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article XI of the Registrant's Third Amended and Restated Articles of Incorporation contains provisions limiting the liability of Registrant's directors to the Registrant or its shareholders to the fullest extent permitted by Washington law.

     Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article IX of the Registrant's Amended and Restated Bylaws requires the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by Washington law.

     The above discussion of the WBCA and the Registrant's Amended and Restated Bylaws and Third Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Amended and Restated Bylaws and the Third Amended and Restated Articles of Incorporation, respectively.

Item 7.  Exemption from Registration Claimed.

     Not Applicable

Item 8.  Exhibits.

Exhibit Number                  Exhibit
            4.1                 PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended as of
                                July 25, 2000.

            4.2                 PhotoWorks, Inc. Amendment No. 1 to 1999 Stock Incentive Compensation Plan

            4.3                 PhotoWorks Form of Nonqualified Option Agreement.

            4.4                 PhotoWorks Nonqualified Option Agreement between the Company and Howard
                                Lee dated November 1, 2000.

            4.5                 PhotoWorks Nonqualified Option Agreement between the Company and Howard
                                Lee dated November 1, 2000.

            4.6                 PhotoWorks Nonqualified Option Agreement between the Company and Howard
                                Lee dated November 1, 2000.

            4.7                 PhotoWorks, Inc. Nonqualified Option Agreement between the Company and
                                Ben Calica dated November 1, 2000.

            5.1                 Opinion of Heller Ehrman White & McAuliffe LLP.

           23.1                 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

           23.2                 Consent of Ernst & Young LLP, Independent Auditors.

           24                   Power of Attorney (Included on the signature page of this Registration
                                Statement).


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this ___ day of April, 2001.

                                          PHOTOWORKS, INC.



                                          By:  /s/ Howard Lee
                                               Howard Lee, President and Chief
                                               Executive Officer

                                Power of Attorney

         Each person whose signature appears below constitutes and appoints Gary
R. Christophersen and Loran Cashmore Bond, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                                       Date
/s/ Howard Lee                                  President, Chief Executive Officer and          April ___, 2001
-------------------------------                 Director (Principal Executive Officer)
Howard Lee

/s/ Gary Christophersen                         Chairman
-------------------------------
Gary Christophersen

/s/ Loran Cashmore Bon                          Chief Financial Officer (Principal Financial    April ___, 2001
-------------------------------                 and Accounting Officer)
Loran Cashmore Bond

/s/ Ross Chapin                                 Director                                        April 9, 2001
-------------------------------
Ross Chapin

/s/ Paul Goodrich                               Director                                        April 16, 2001
-------------------------------
Paul Goodrich

/s/ Matthew Kursh                               Director                                        April 9, 2001
-------------------------------
Matthew Kursh

/s/ Douglas A. Swerland                         Director                                        April 12, 2001
-------------------------------
Douglas A. Swerland

/s/ Craig Tall                                  Director                                        April 16, 2001
-------------------------------
Craig E. Tall

/s/ Peter H. van Oppen                          Director                                        April ___, 2001
-------------------------------
Peter H. van Oppen


                                  EXHIBIT INDEX

Exhibit Number                  Exhibit
            4.1                 PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended as of
                                July 25, 2000.

            4.2                 PhotoWorks, Inc. Amendment No. 1 to 1999 Stock Incentive Compensation Plan

            4.3                 PhotoWorks Form of Nonqualified Option Agreement.

            4.4                 PhotoWorks Nonqualified Option Agreement between the Company and Howard
                                Lee dated November 1, 2000.

            4.5                 PhotoWorks Nonqualified Option Agreement between the Company and Howard
                                Lee dated November 1, 2000.

            4.6                 PhotoWorks Nonqualified Option Agreement between the Company and Howard
                                Lee dated November 1, 2000.

            4.7                 PhotoWorks, Inc. Nonqualified Option Agreement between the Company and
                                Ben Calica dated November 1, 2000.

            5.1                 Opinion of Heller Ehrman White & McAuliffe LLP.

           23.1                 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

           23.2                 Consent of Ernst & Young LLP, Independent Auditors.

           24                   Power of Attorney (Included on the signature page of this Registration
                                Statement).
